Exhibit 25




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1



                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)__


                                  REGIONS BANK
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)



       ALABAMA STATE BANKING CORPORATION                  63-0371391
(JURISDICTION OF INCORPORATION OR ORGANIZATION        (I.R.S. EMPLOYER
       IF NOT A U.S. NATIONAL BANK)                   IDENTIFICATION NO.)


       417 NORTH 20TH STREET
       BIRMINGHAM, ALABAMA                                   35203
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)


                               ROBERT B. RINEHART
                                  REGIONS BANK
                               60 COMMERCE STREET
                            MONTGOMERY, ALABAMA 36104
                                  334-230-6120
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)




                     GRADUATED RATE REDEEMABLE CERTIFICATES
                        SEVEN DAY REDEEMABLE CERTIFICATES
                         (TITLE OF INDENTURE SECURITIES)



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ITEM 1.       GENERAL INFORMATION.

              Furnish the following information as to the trustee:

              (a)     Name  and  address  of  each   examining  or   supervisory
                      authority to which it is subject.

                      Federal Reserve Bank, Atlanta, Georgia

                      Alabama State Banking Department, Montgomery, AL

              (b) Whether it is authorized to exercise corporate trust powers.

                      Yes.


ITEM 2.       AFFILIATIONS WITH OBLIGOR.

              None.


ITEM 3.       VOTING SECURITIES OF THE TRUSTEE.

              Not applicable.

ITEM 4.       TRUSTEESHIPS UNDER OTHER INDENTURES.

              Series A Certificates of Indebtedness under Indenture ("Series A Indenture") dated as of July 27, 1998 and Series B Certificates of Indebtedness under Indenture ("Series B Indenture") dated May 1, 2000. There is no conflict of interest within the meaning of
              Section 310(b)(1) of the Trust Indenture Act of 1939, as amended (the "TIA"), because there is no default at the time of this filing under any of the Series A Indenture, Series B Indenture or the Indenture under which the Graduated Rate Redeemable Certificates and Seven Day Redeemable Certificates are to be issued.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGORS OR UNDERWRITERS.

              Not applicable.

ITEM 6.       VOTING  SECURITIES  OF THE TRUSTEE  OWNED BY THE OBLIGORS OR THEIR
              OFFICIALS.

              Not applicable.




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ITEM 7.       VOTING  SECURITIES OF THE TRUSTEE OWNED BY  UNDERWRITERS  OR THEIR
              OFFICIALS.

              Not applicable.


ITEM 8.       SECURITIES OF THE OBLIGORS OWNED OR HELD BY THE TRUSTEE.

              Not applicable.

ITEM 9.       SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

              Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGORS.

              Not applicable.


ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGORS.

              Not applicable.


ITEM 12.      INDEBTEDNESS OF THE OBLIGORS TO THE TRUSTEE.

              Not applicable.


ITEM 13.      DEFAULTS BY THE OBLIGORS.

              (a)     There has been no default under this Indenture.

              (b) The trustee became trustee under the Series A Indenture and Series B Indenture on or about August 31, 2001. The Series B Indenture is qualified under the TIA; the Series A Indenture is exempt from the TIA under Rule 4a-2. The obligor did not file with the predecessor trustee copies of the filings the obligor is required to make under
                      Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, at the time the obligor made such filings. Prior to the date of this Statement of Eligibility on Form T-1, based on a certificate of the obligor, the obligor has provided trustee and predecessor trustee with copies of such filings.


ITEM 14.      AFFILIATIONS WITH THE UNDERWRITERS.

              Not applicable.


ITEM 15.      FOREIGN TRUSTEE.

              Not applicable.

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ITEM 16.      LIST OF EXHIBITS.

              The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commissions Rules of Practice.

              1a. Restated Articles of Incorporation of the Trustee (Exhibit 1 to Form T-1. Registration No. 22-21909).

              1b. Articles of Amendment to Restated Articles of Incorporation of First Alabama Bank. (Exhibit 1b to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9,
                      1997).

              2.      Not applicable.

              3. Authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1, Registration No. 22-21909).

              4.      Bylaws   of  the   Trustee.   (Exhibit   4  to  Form  T-1,
                      Registration No. 33-60351).

              5.      Not applicable.

              6. Consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

              7. Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on August 31, 2001.

              8.      Not applicable.

              9.      Not applicable.




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                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a state banking corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Montgomery and State of Alabama, on the 28th day of September, 2001.


                                  REGIONS BANK


                                        By
                                           -------------------------------------
                                           Robert B. Rinehart
                                           Senior Vice President and Corporate
                                           Trust Manager